UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 12, 2026

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Executive Drive, Suite 300, West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2026, Peter Bittner III, who currently serves as Bel Fuse Inc.’s (“Bel” or the “Company”) Vice President and President of the Company’s Bel Connectivity Solutions product group division, provided notification to the Company that was accepted by the Company’s board of directors (the “Board of Directors” or the “Board”), that he will be retiring from the Company effective as of April 3, 2026.  In connection with Mr. Bittner’s retirement and as further described in Item 8.01 of this Current Report on Form 8-K below, on January 12, 2026, the Board appointed Thomas Smelker to succeed Mr. Bittner in the Vice President and President Bel Connectivity Solutions roles, effective as of January 26, 2026. Mr. Bittner has agreed to assist in transitioning his roles and duties to Mr. Smelker during the transition period preceding Mr. Bittner’s retirement date.

Item 7.01. Regulation FD Disclosure.

On January 15, 2026, the Company issued press releases regarding Mr. Bittner’s decision to retire (as further described in Item 5.02) and Mr. Smelker’s appointment as the Company’s Vice President, President Bel Connectivity Solutions (as further described in Item 8.01). Copies of these press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 7.01 by reference

Item 8.01.  Other Events.

On January 12, 2026, the Board approved the appointment of Thomas Smelker, age 50, as the Company’s Vice President and President of Bel Connectivity Solutions, effective as of January 26, 2026.

Mr. Smelker joins Bel from Mercury Systems, Inc. (NASDAQ: MRCY), a global technology company offering components, modules and subassemblies and integrated solutions to customers including in the aerospace and defense industries, where he served in various capacities since 2019, most recently as the Senior Vice President of Mercury Systems’ Processing Technologies business unit. In this role, Mr. Smelker was responsible for leading the unit’s program execution, product development, engineering, manufacturing operations, and mission assurance. Previously, he served as Vice President and General Manager of Mercury Systems’ Microsystems business unit, and before that, as Vice President and General Manager of Mercury Systems’ Custom Microelectronics Solutions line of business. Prior to beginning his tenure at Mercury Systems in 2019, Mr. Smelker had been at Raytheon. Mr. Smelker has nearly 30 years of experience across multiple disciplines including engineering, manufacturing operations, business development, and program management. Mr. Smelker has a master’s degree in Controls Engineering and bachelor’s degree in Mechanical Engineering from New Mexico State University in Las Cruces, New Mexico.

In connection with Mr. Smelker’s appointment as Company’s Vice President, President Bel Connectivity Solutions, Mr. Smelker and the Company have entered into an Employment Agreement (the “Employment Agreement”), effective as of January 26, 2026 (the “Effective Date”), which outlines the terms of Mr. Smelker’s employment as the Company’s Vice President and President of Bel Connectivity Solutions. The Employment Agreement provides that Mr. Smelker’s employment may be terminated by either the Company or Mr. Smelker at any time and for any reason; provided that, unless Mr. Smelker is terminated for Cause (as defined in the Employment Agreement), dies or is unable to perform his duties due to a Disability (as defined in the Employment Agreement), either he or the Company must give the other at least 60 days’ written notice before ending his employment.

Under the Employment Agreement, Mr. Smelker will receive an annual base salary of $450,000 (as in effect from time to time, “Base Salary”), subject to review no less frequently than annually by the Compensation Committee of the Board (the “Compensation Committee”) for potential increase if the Compensation Committee, in its discretion, deems appropriate. Mr. Smelker shall also be eligible (i) for target annual variable compensation with a target of 125% of Base Salary (subject to possible increase from time to time in the discretion of the Compensation Committee), but which can range from 0% to 200% of Base Salary depending on the level of achievement of applicable goals established by the Compensation Committee (which may be based on a combination of individual and Company related performance objectives), with any annual variable compensation to be paid 60% in cash and 40% in time-based restricted stock units (“RSUs”) and/or restricted shares, provided that the Compensation Committee has the discretion to change such allocation; (ii) for an annual performance share unit award grant of 75% of Base Salary (provided that the Compensation Committee shall have discretion to increase or decrease the performance share unit award grant amount for any year based on its evaluation of Mr. Smelker’s performance and/or such other factors as the Compensation Committee deems appropriate), and based on achievement of such performance objectives as the Compensation Committee in good faith deems appropriate, including without limitation objectives based on total shareholder return and/or other corporate and individual measures, and payable in such form as determined by the Compensation Committee, which may be in cash and/or equity (including RSUs and/or restricted shares with vesting conditions); (iii) to participate during the employment term in the Bel Fuse Inc. Nonqualified Deferred Compensation Plan (the “DCP”) and all employee benefit plans, practices and programs maintained by the Company for the benefit of employees generally as in effect from time to time; (iv) for a one-time signing bonus in the aggregate amount of $1,050,000 (the “Signing Bonus”). $600,000 of the Signing Bonus will be paid in the form of RSUs and/or Class B restricted shares, with the number of RSUs or shares to be determined by dividing such dollar amount by the closing price of the Class B shares on the date of grant, which shall be on or about March 16, 2026 and with such RSUs/restricted shares vesting annually over three years from the Effective Date, commencing on the one-year anniversary of the Effective Date, with continued vesting thereafter on a quarterly basis, subject to continued employment. The remaining $450,000 of the Signing Bonus (the “Cash Signing Bonus”) will be paid in cash, less applicable taxes and withholdings, within 30 days following the Effective Date, subject to repayment by Mr. Smelker of the full amount of such Cash Signing Bonus in the event of Mr. Smelker’s voluntary resignation from the Company without Good Reason (as defined in the Employment Agreement) or termination by the Company for Cause (as defined in the Employment Agreement) within 12 months following the Effective Date; (v) for reimbursement of certain covered relocation expenses in the event the Company and Mr. Smelker mutually agree upon a future relocation of his principal place of employment; and (vi) for reimbursement of up to $5,000 in legal fees related to the negotiation of the Employment Agreement.

In the event of termination, Mr. Smelker is entitled to various severance benefits depending on the circumstances. If terminated by the Company without Cause, or if he resigns for Good Reason, in each case prior to a Change in Control Event (as defined in the Company’s 2020 Equity Compensation Plan, or any successor plan), Mr. Smelker will be entitled to receive amounts accrued under the Employment Agreement and, subject to Mr. Smelker’s execution and non-revocation of a release of claims in a form acceptable to the Company (a “Release”), and compliance with the terms of the Employment Agreement, he will receive (i) continued payments of Base Salary (at the rate of Base Salary in effect immediately prior to notice of termination) for a period of 12 months payable in accordance with the Company’s normal payroll practices; (ii) pro-rata payment of his variable compensation that otherwise would have been earned for the calendar year of termination, prorated based on the number of days of employment during such year divided by 365; (iii) continued vesting of all equity awards outstanding as of the date of termination, including the equity portion of his annual variable compensation, in accordance with their applicable vesting schedules, but excluding the equity award component of the Signing Bonus if his termination of employment occurs prior to the one-year anniversary of the Effective Date; (iv) his interest in the DCP shall be fully vested and be payable in accordance with the terms of the DCP; and (v) continued health coverage at active employee rates for up to 12 months. If such a termination occurs on or within 24 months following a Change in Control Event, Mr. Smelker will be entitled to receive amounts accrued under the Employment Agreement, and subject to Mr. Smelker’s execution of a Release and compliance with the terms of the Employment Agreement, he will receive (i) a lump sum cash severance payment equal to two (2.0) times the sum of (a) his Base Salary (at the higher of the rate of Base Salary in effect immediately prior to the Change in Control Event or the date of notice of termination), and (b) his target variable compensation for the calendar year of termination; (ii) a lump sum cash payment equal to his pro-rata target variable compensation for the calendar year of separation (regardless of whether payable in cash or RSUs/restricted shares), prorated based on the number of days of employment during such year divided by 365; (iii) immediate vesting of all equity awards outstanding as of the date of termination, including the equity portion of his annual variable compensation and the equity award component of the Signing Bonus; (iv) continued health coverage at active employee rates for up to 24 months; (v) benefits under the DCP in accordance with the change in control provisions thereof; and (vi) up to $10,000 worth of reasonable outplacement services through an outplacement firm of Mr. Smelker’s choosing.

The Employment Agreement also includes provisions for confidentiality, non-competition, non-solicitation, and non-disparagement, as well as intellectual property assignment and clawback provisions.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 12, 2026 and effective as of January 26, 2026, by and between Thomas Smelker and Bel Fuse Inc.
99.1	Press Release issued by Bel Fuse Inc., dated January 15, 2026.
99.2	Press Release issued by Bel Fuse Inc., dated January 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2026	BEL FUSE INC.
(Registrant)

By:	/s/ Farouq Tuweiq
Farouq Tuweiq
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 12, 2026 and effective as of January 26, 2026, by and between Thomas Smelker and Bel Fuse Inc.
99.1	Press Release issued by Bel Fuse Inc., dated January 15, 2026.
99.2	Press Release issued by Bel Fuse Inc., dated January 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).